Exhibit 99.1

Wintergreen Acquisition Corp. Announces Pricing of $50,000,000 Initial Public Offering

NEW YORK, May 28, 2025 (GLOBE NEWSWIRE) -- Wintergreen Acquisition Corp. (NASDAQ: WTGUU, the “Company”) announced today that it priced its initial public offering of 5,000,000 units at $10.00 per unit. The units are expected to be listed on the Nasdaq Capital Market (“NASDAQ”) and trade under the ticker symbol “WTGUU” beginning on May 29, 2025.

Each unit consists of one ordinary share and one right to receive one-eighth (1/8th) of one ordinary share upon consummation of an initial business combination. Once the securities comprising the units begin separate trading, the ordinary shares and rights are expected to be listed on NASDAQ under the symbols “WTG” and “WTGUR,” respectively.

The Company intends to use the net proceeds from the offering to acquire a business focused on the technology, media, and telecommunications industries. Its search for a target business will focus on companies with operations or prospective operations in the Asia Pacific region, including the Greater China region, that have advanced and highly differentiated solutions.

The Company is led by Mr. Yongfang (“Fayer”) Yao, its Chief Executive Officer and Chairman, and Mr. Bingzhao Tan, its Chief Financial Officer and Director. The Company’s independent directors include Ms. Caihong Chen, Ms. Ru Ding, and Mr. Xiangxiang Wei.

D. Boral Capital LLC is acting as sole book-running manager in the offering. The underwriter has been granted a 45-day option to purchase up to an additional 750,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on May 30, 2025, subject to customary closing conditions.

Concord & Sage P.C. and Ogier served as legal counsel to the Company on the initial public offering. Robinson & Cole LLP served as legal counsel to D. Boral Capital LLC.

A registration statement on Form S-1 (File No. 333-286795) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and was declared effective on May 28, 2025. The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022 or by calling +1 (212) 970 5150 or emailing info@dboralcapital.com. Copies of the registration statement can also be obtained by visiting EDGAR on the SEC’s website at www.sec.gov.

No Offer. The information in the prospectus and this press release is not complete and may be changed. The prospectus and this press release are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

About Wintergreen Acquisition Corp. Wintergreen Acquisition Corp. is a newly incorporated blank check company incorporated as a Cayman Islands exempted company (company number 406731) for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Its search for a target business will focus on companies with operations or prospective operations in the Asia Pacific region, including the Greater China region, that have advanced and highly differentiated solutions.

Forward-Looking Statements This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company’s other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Source: Wintergreen Acquisition Corp.

Contact: Bingzhao Tan

CFO

Wintergreen Acquisition Corp.